Exhibit 3.1

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P. O. Boc 13697 Austin, TX 78711-3697 512-463-5555 FAX: 512-463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use.

Article 1 - Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:

Entergy Gulf States Louisiana, LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 - Registered Agent and Registered Office
(See instructions. Select and complete either A or B and complete C.)

A.	The initial registered agent is an organization (cannot be entity named above) by the name of:

OR
X

B.	The initial registered agent is an individual resident of the state whose name is set forth below:

Thomas	G.	Wagner
First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

2001 Timberloch Place, 2nd Floor	The Woodlands	TX	77,380
Street Address	City	State	Zip Code

Article 3-Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

X	A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Phillip R.May					Jr.
First Name OR IF ORGANIZATION	M.I.	Last Name			Suffix
Organization Name ADDRESS 446 North Boulevard		Baton Rogue	LA	USA	70802
Street or Mailing Address		City	State	Country	Zip Code
GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Theodore H.Bunting					Jr.
First Name OR IF ORGANIZATION	M.I.	Last Name			Suffix
Organization Name ADDRESS 639 Loyola Avenue, 28th Floor		New Orleans	LA	USA	70113
Street or Mailing Address		City	State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL See Supplemental Provisions
First Name OR IF ORGANIZATION	M.I.	Last Name	Suffix
Organization Name ADDRESS
Street or Mailing Address	City	State	Country Zip Code

Article 4 - Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Supplement to Article 3 - Additional Governing Persons

Mark T. Savoff 639 Loyola Avenue, 28th Floor New Orleans, LA 70113	Andrew S. Marsh 639 Loyola Avenue, 28th Floor New Orleans, LA USA 70113
Supplemental Provision (1): The limited liability company is being formed pursuant to a Plan of Conversion. The converting (prior) entity's name is Entergy Gulf States Louisiana, L.L.C. The converting entity's address is 446 North Blvd., Baton Rouge, LA 70802 USA. The converting entity's organizational form was a limited liability company. The Certificate of Formation of the converting entity was filed December 31, 2007 with an effective date of December 31, 2007. The converting entity's jurisdiction is Louisiana.
Supplemental Provision (2): To the maximum extent permitted by Chapter 7 of the Texas Business

Organizations Code, no governing person of the limited liability company is liable to the limited liability company or its owners for monetary damages for an act or omission by that person in his or her capacity as a governing person.

Organizer

The name and address of the organizer:

Daniel T. Falstad
Name

639 Loyola Avenue, 26th Floor                New Orleans    LA    70113

Street or Mailing Address	City State Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A.      This document becomes effective when the document is filed by the secretary of state.
B.    X This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
September 21, 2015 at 9:00 a.m. Central Time.
C.     This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: September 17, 2015

By: /s/ Daniel T. Falstad
Signature of organizer
Daniel T. Falstad
Printed or typed name of organizer